Exhibit 3.6

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of HLH, LLC, a Delaware limited liability company (the “Company”), dated as of July 7, 2004.

W I T N E S S E T H

WHEREAS, the Company was formed as a limited liability company under the name of “Delian Holdings, L.L.C.” pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (as amended from time to time, the “Delaware Act”) on December 12, 2002; and

WHEREAS, Horizon Lines Holding Corp. (the “Member”) became the sole member of the Company pursuant to a Limited Liability Company Agreement of the Company dated as of December 18, 2002 (the “Original Agreement”); and

WHEREAS, the Member desires to amend and restate the Original Agreement in accordance with the terms of this Amended and Restated Limited Liability Company Agreement.

NOW, THEREFORE, the Member hereby amends and restates the Original Agreement to read as follows:

ARTICLE I

FORMATION; NAME AND OFFICE;

PURPOSE; POWERS; TERM AND DISSOLUTION

1.1 Formation.

The Member is entering into this Agreement for the purpose of governing the affairs of, and the conduct of the business of the Company, a limited liability company formed pursuant to the provisions of the Delaware Act.

1.2 Name and Office; Registered Agent.

The Company is and shall continue to be conducted under the name “HLH, LLC”. The Company shall maintain its principal office at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. The Member may at any time change the location of the Company’s principal office and may establish additional offices. The Company shall maintain a registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The initial registered agent for service of process at such address shall be The Corporation Trust Company. The Member may at any time change the registered office and registered agent of the Company.

1.3 Purpose.

The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Board of Directors from time to time.

1.4 Term and Dissolution.

(a) The Company shall continue in full force and effect in perpetuity, provided that, subject to the provisions of Section 1.4(b), the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(i) the determination of the Member or the Board of Directors to dissolve the Company; or

(ii) the withdrawal of the Member or the occurrence of any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

(b) Upon dissolution of the Company, the Company’s affairs shall be promptly wound up. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

1.5 Qualification in Other Jurisdictions.

The Board of Directors shall cause the Company to be qualified or registered under its actual name or assumed or fictitious names pursuant to applicable foreign limited liability company statutes or similar laws in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or, in the judgment of the Board of Directors, advisable in order to permit the Company to lawfully own property or transact business in any such jurisdiction. The Board of Directors shall cause the Company to execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Company lawfully to own property and conduct business as a limited liability company in all jurisdictions where the Company elects to own property or transact business.

ARTICLE II

LIMITATION ON LIABILITY

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member, in its capacity as a member, shall not be obligated for any such debt, obligation or liability of the Company.

ARTICLE III

OWNERSHIP; CAPITAL CONTRIBUTIONS

3.1 Ownership; Security Status.

The Member is the sole member of the Company and holds the entire membership or limited liability company interest in the Company (the “Membership Interest”).

3.2 Capital Contributions.

The initial Capital Contribution of the Member is set forth on the books and records of the Company. The Member may, in its sole discretion, make additional Capital Contributions to the Company from time to time. The Company shall record on its books and records the Capital Contributions of the Member.

ARTICLE IV

MANAGEMENT OF THE COMPANY

4.1 Manager. In accordance with Section 18-402 of the Delaware Act, management of the Company shall be vested in the manager of the Company (the “Manager”). The Board of Directors shall be the Manager of the Company.

4.2 Number, Election and Term of Office. The affairs of the Company shall be managed by a board of directors (the “Board of Directors”) of not less than one (1) nor more than five (5) directors, the exact number to be fixed, from time to time, by the Member (except as otherwise provided in the last sentence of this section). The directors shall be elected annually, and each director shall continue in office until his successor shall have been elected, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. At any election, the persons receiving the greatest number of votes shall be the directors. As of the date hereof, the size of the Board of Directors is fixed at one (1), and the directors of the Company consist of Charles G. Raymond.

4.3 Place Of Meeting. Meetings of the Board of Directors, or of any committee thereof, may be held either within or without the State of Delaware.

4.4 Stated Meetings. The Board of Directors may, by resolution adopted by vote of a majority of the whole Board of Directors, from time to time, appoint the time and place for holding stated meetings of the Board of Directors, if by it deemed advisable; and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for the stated meeting shall fall on a legal holiday, such meeting shall be held on the next following day, not a legal holiday, at the regular appointed hour.

4.5 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the chairman or secretary or by the secretary on the written request of any of the directors. Notice of any such meeting shall be mailed to each of the directors, addressed to him at his residence or usual place of business, not later than two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or other form of telecommunication or electronic communication, or be delivered personally, or by telephone, not later than the day before the day on which the meeting is to be held. Notice of any meeting of the Board of Directors need not be given, however, to any director, if waived by him before or after such meeting in writing (including any form of telecommunication or electronic communication), or if he shall be present at the meeting without any notice thereof having been given, if all the directors shall be present thereat. Except as otherwise provided in this Agreement or as indicated in the notice thereof, any and all business may be transacted at any special meeting of the Board of Directors.

4.6 Quorum and Manner of Acting. Except as herein otherwise provided, a majority of the directors shall constitute a quorum for the transaction of business; and, except as otherwise required by statute, or by this Agreement, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

Unless otherwise restricted by the Certificate or this Agreement, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.7 Resignations. Any director of the Company may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the chairman or secretary of the Company. Such resignation shall take effect at the time specified in such notice, and if no time be specified, at the time of the oral tender or of receipt of the written notice by the chairman or secretary. The acceptance of such resignation shall not be necessary to make it effective.

4.8 Removal of Directors. Any director or directors may be removed, either with or without cause, at any time, by the Member, and any vacancy in the Board of Directors caused by any such removal may be filled by the Member.

4.9 Filling of Vacancies Not Caused by Removal. In case of any increase in the number of directors, or of any vacancy created by death or resignation, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any stated meeting or at a special meeting called for the purpose, by vote of a majority of the directors then in office, or (b) by the Member.

4.10 Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors, expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

4.11 Powers. The Board of Directors shall exercise all of the powers of the Company except such as are by law, the Certificate or this Agreement conferred upon or reserved to the Member.

4.12 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in this Agreement, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

4.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereof is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE V

OFFICERS

5.1 Officers. The officers of the Company shall be a chairman, a president and chief executive officer, one or more vice presidents, a secretary, a treasurer, a controller, one or more assistant secretaries, and one or more assistant treasurers. The chairman shall be elected by the Board of Directors. The president and chief executive officer shall be appointed by the chairman. All other officers shall be appointed by the president. However, in the absence of the chairman or the president, officers may be elected by the Board of Directors. The chairman, the president, or the Board of Directors may create additional offices, from time to time, as either the officers or the Board of Directors may deem advisable in the conduct of the affairs of the Company and may appoint or elect the officers to fill such additional offices. Any two or more offices may be held by the same person except that the offices of chairman or president, or both, may not be held by the same person as holding any of the offices of secretary, treasurer or controller.

5.2 Term of Office. So far as practicable, the chairman shall be elected at the stated meeting of the Board of Directors, in each year, and shall hold office subject to the pleasure of the Board of Directors until the stated meeting of the Board of Directors in the next subsequent year and until his successor is elected and takes office. The president shall hold office at the pleasure of the chairman, or in his absence the Board of Directors. All other officers of the Company shall hold office subject to the pleasure of the president, or in his absence the Board of Directors. By written contract, any officer may be employed for a period longer than the time specified herein, subject to the terms and conditions of such contract.

5.3 Removal of Officers. The chairman may be removed at any time, either with or without cause, by vote of a majority of the whole Board of Directors, at any meeting. Any other officer may be removed at any time, either with or without cause, by the chairman, by the president, or by the Board of Directors at any meeting.

5.4 Vacancies. If the office of chairman becomes vacant at any time, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term. If a vacancy occurs in the office of president, the chairman, or in his absence the Board of Directors, may fill such vacancy for the remainder of the term. If a vacancy occurs in any other office the president, or in his absence the chairman or the Board of Directors, may fill such vacancy for the remainder of the term.

5.5 Appointed Officers and Agents. The president or the Board of Directors may from time to time appoint such other officers and agents as they may deem advisable, with such powers and duties as the president or Board of Directors may from time to time require, who hold their respective appointments during the pleasure of the president or Board of Directors. One and the same person may hold any two or more offices provided for in this Section. The initial officers of the Company are set forth in Schedule A, such officers being deemed to have been appointed by the Board of Directors.

5.6 Chairman. The chairman shall have general charge of and supervision and control over, the business and affairs of the Company and the power to formulate all plans and policies in connection therewith, to fix the compensation of all officers and employees (other than the chairman) of the Company; to remove or suspend all such officers or employees; to remove or suspend agents, and shall also have all of the authority and powers hereinafter conferred upon the president. The chairman shall preside, when present, at all meetings of the members and of the Board of Directors, shall be a member of the Executive Committee (if any) of the Board of Directors and a member, ex officio, of any other committee of the Board of Directors other than the Audit Committee (if any) and the Compensation Committee (if any). The chairman shall, at all times and so long as the Company engages in business for which it must qualify as a citizen of the United States under Section 2 of the Shipping Act, 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

5.7 President. Subject to the control of the chairman and the Board of Directors, the president shall be the chief executive officer of the Company. In the absence of the chairman, the president may preside, when present, at all meetings of the members (except as other provided by statute) and of the Board of Directors. The president shall have general but non-exclusive power to execute bonds, deeds and contracts in the name of the Company and to affix the corporate seal; to fix the compensation of all officers and employees (other than the chairman and the president) of the Company, to remove or suspend all such officers or employees; and to remove or suspend agents and to exercise all the powers usually appertaining to the office of the president of a Company. The president shall, at all times and so long as the Company engages in business for which it must qualify as a citizen of the United States under Section 2 of The Shipping Act, 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

5.8 Vice Presidents. Vice presidents (if any) shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Members, the Board of Directors or the president and chief executive officer, respectively, and, unless their authority be expressly limited, shall act, in the order of their appointment or election, in the place of the president, exercising all the president’s powers and performing such officer’s duties, during vacancy in such office or the absence or disability of the president.

In the absence or disability of the chairman, and the president, the vice president (if any) with the longest service as vice president and present at the meeting shall preside at meetings of Members.

5.9 Secretary. The secretary shall attend to the giving of notice of all meetings of Members, of the Board of Directors and of the Executive Committee (if any) of the Board of Directors and shall attend, keep and attest true records of all proceedings thereof. The secretary shall have charge of the corporate seal and of the membership and transfer books, and of the minute books of the Board of Directors and all committees thereof and have authority to attest any and all instruments or writings to which the corporate seal may be affixed. The secretary shall keep and account for all books, documents, papers and records of the Company, except those which are herein directed to be in charge of the treasurer or the controller. The secretary or any assistant secretary shall generally perform all the duties usually appertaining to the office of secretary of a Company and such other duties as the Board of Directors, the chairman, or the president may from time to time direct.

The secretary shall keep or cause to be kept a record or records containing the names and addresses of all members of the Company, the number, class and series of interests held by each and the dates when they respectively became the owners of record thereof. Any of such books may be in written form or in any other form capable of being converted into written form within a reasonable time.

In the absence of the secretary, an assistant secretary or secretary pro tempore shall perform such duties.

An assistant secretary may attest to instruments or writings of the Company and affix the corporate seal thereto.

5.10 Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. He shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositories as may be designated or authorized by the Member or the Board of Directors. He shall disburse the funds of the Company as may be authorized by the Member, the Board of Directors, the chairman, or the president, taking proper vouchers for such disbursements. He shall render to the chairman, the president and Board of Directors, or to such other officer to whom be shall report by direction of the Board of Directors or chairman, whenever they may request it, an account of treasury transactions and of the financial condition of the Company. All securities of the Company, of whatever nature, shall be kept in the custody of the treasurer unless otherwise ordered by the Member or the Board of Directors. In the absence of the treasurer, an assistant treasurer or acting treasurer may perform the treasurer’s duties.

5.11 Controller. The controller shall have the duties to keep all books of account relating to the business of the Company, to render a statement of the Company’s financial condition whenever required to do so by the Board of Directors, or the chairman, or the president, or the officer to whom reporting as directed by the chairman, or the president, or the Board of Directors, to maintain adequate records of all assets, liabilities, and transactions of the Company, to see that adequate audits thereof are currently and regularly made, and, in conjunction with other officers and managers, to initiate and enforce measures and procedures whereby the business of the Company shall be conducted with maximum fiscal safety, efficiency and economy. The controller’s duties and powers shall extend to all subsidiary companies. In the absence of the controller, an assistant controller or acting controller may perform the controller’s duties.

5.12 Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Company shall perform such other duties and exercise such further powers as may be provided in this Agreement or as the Member, the Board of Directors, chairman or president may, from time to time, determine, or as may be assigned to them by any competent superior officer.

5.13 Exceptions to Officers’ Powers and Duties. No person may hold the office of chairman or the office of president, or act in the place of the chairman or the president in case of absence or disability, unless such person so acting is a citizen of the United States.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification. The Company shall indemnify its directors, officers, employees or agents to the extent permitted by law. The Company may so indemnify any of its directors, officers, employees or agents serving, at the request of the Company, as a director, officer, trustee, employee, agent or fiduciary of an employee benefit plan governed by the Act of Congress entitled “The Employee Retirement Income Security Act of 1974,” as amended (“ERISA”).

6.2 Determination of Indemnification. Any indemnification under Section 6.1 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the Member.

6.3 Expenses. Expenses incurred in defending an administrative, civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it ultimately be determined that such person is entitled to be indemnified by the Company as authorized in this Article. Such expenses paid by the Company may be repaid upon such terms and conditions (if any) as the Board of Directors deems appropriate.

6.4 Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Article of this Agreement, agreement, or through any vote of the Member or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such Office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

6.5 Additional Indemnification. The Company shall have the power to provide such other, further or additional indemnities of directors, officers, employees or agents as shall be permitted by the laws of the State of Delaware, as amended from time to time.

6.6 Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability asserted against such a person or incurred by such a person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article.

ARTICLE VII

DISTRIBUTIONS

OF CASH OR PROPERTY

Distributions of cash or property to the Member shall be made at such times and in such amounts as determined by the Board of Directors.

ARTICLE VIII

FISCAL YEAR; RECORDS; REPORTS

8.1 Fiscal Year.

Except as otherwise determined by the Board of Directors, the fiscal year of the Company (the “Fiscal Year”) shall be the fiscal year of the Member.

8.2 Records.

At all times the Company shall keep books of account in which shall be entered fully and accurately the transactions of the Company. Such books of account, together with a certified copy of this Agreement and the Certificate, shall at all times be maintained at the principal executive office of the Company, and shall be open to inspection by the Member or its duly authorized representatives.

8.3 Reports.

As promptly as reasonably possible after the close of each Fiscal Year, the independent public accountants for the Company shall render to the Company their report on the financial statements of the Company as of the close of such Fiscal Year and the results of its operations for the period then ended. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied.

8.4 Accounting Decisions.

All decisions as to the accounting treatment of any items of Company business, when made by the Board of Directors in accordance with U.S. generally accepted accounting principles, shall have conclusive effect upon the Company and the Member.

8.5 Administrative Matters.

The Company shall calculate each item for federal income tax purposes using the accrual method of federal income tax accounting.

ARTICLE IX

MISCELLANEOUS

9.1 Amendments.

This Agreement may be amended, modified or restated at any time and from time to time in a writing signed by the Member.

9.2 Administrative Matters.

The Member is the sole member of the Company. Accordingly, for Federal income tax purposes, the Company shall be disregarded and the assets and liabilities and items of income and gain and loss and deduction of the Company shall be treated as the assets and liabilities and items of income and gain and loss and deduction of the Member.

9.3 Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope or intent of this Agreement or of any of its provisions.

9.4 Binding Effect.

Except to the extent required under the Delaware Act, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company, as such. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns, if any, of the Member, except as otherwise provided in this Agreement.

9.5 Governing Law; Severability.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware. In furtherance of the foregoing, the law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b) It is the desire and intent of the Member that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.6 Integration.

Except as expressly provided herein, this Agreement constitutes the entire agreement with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly provided herein, no prior, contemporaneous, or future covenant, representation, or condition not expressed in this Agreement or in an amendment to this Agreement in accordance with Section 9.1 shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

9.7 Notices.

All notices or communications to the Member required pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or made if delivered by personal service to the Member, or if sent by registered mail, postage prepaid, and addressed, in each such case, to the address set forth on the books and records of the Company for the Member, or, if telecopied, to the telecopier number set forth on the books and records of the Company for the Member by written notice by the Member or to such other address or number as the Member may have subsequently provided in writing.

9.8 English Usage.

Whenever the singular number is used in this Agreement and when required by context, the same shall include the plural, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, the neuter gender shall include the masculine and feminine genders.

9.9 References.

All references in this Agreement to any numbered Articles or Sections are, unless otherwise indicated, references to the Articles or Sections, as the case may be, of this Agreement which are so numbered, as such may be amended. All references to numbered or lettered Schedules are references to the Schedules so numbered or lettered which are appended to this Agreement, as such Schedules may be amended from time to time. Such references to Schedules are to be construed as incorporating by reference the contents of each Schedule to which such reference is made, as though such contents were set out in full at the place in this Agreement where such reference is made, and in the case of any conflict between any Schedule and this Agreement, such Schedule shall control.

ARTICLE X

DEFINED TERMS

The following terms, when used in this Agreement, have the meanings set forth herein, unless otherwise expressly indicated.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, together with any Schedules which are or may in the future be appended to and referred to in this Agreement, as such Schedules may be amended, modified or restated at any time and from time to time.

“Board of Directors” shall have the meaning ascribed to such term in Section 4.2.

“Capital Contribution” shall mean the sum of capital (whether in cash or in kind) contributed by the Member to the Company.

“Certificate” shall mean the Certificate of Formation of the Company, as amended from time to time and filed with the Secretary of State of the State of Delaware.

“Company” shall have the meaning ascribed to such term in the caption to this Agreement.

“Delaware Act” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Fiscal Year” shall have the meaning ascribed to such term in Section 8.1.

“Member” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Membership Interest” shall have the meaning ascribed to such term in Section 3.1.

“Original Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

*   *   *

IN WITNESS WHEREOF, the sole Member has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

HORIZON LINES HOLDING CORP.

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Vice President, General Counsel and Secretary

HLH, LLC

SCHEDULE A

Officers

Name	Office

Charles G. Raymond	Chairman, President and Chief Executive Officer

M. Mark Urbania	Vice President, Chief Financial Officer and Assistant Secretary

John V. Keenan	Senior Vice President and Chief Operating Officer

Robert S. Zuckerman	Vice President, General Counsel and Secretary